Exhibit 99.1

Fortress Reports Third Quarter 2012 Results and

Announces Dividend of $0.05 per Share

New York, NY. November 2, 2012 – Fortress Investment Group LLC (NYSE: FIG) today reported its third quarter 2012 financial results.

FINANCIAL SUMMARY

•	Fortress declares a distribution of $0.05 per dividend paying share for the third quarter of 2012

•

Assets under management (“AUM”) increased to $51.5 billion as of September 30, 2012, an increase of 8% from the second quarter of 2012 and 18% from the third quarter of 2011; AUM does not include uncalled capital, or “dry powder,” of $7.2 billion

•	GAAP net income of $7 million in the third quarter of 2012; GAAP book value per share of $2.22 as of September 30, 2012

•

Pre-tax distributable earnings of $64 million, or $0.12 per dividend paying share, in the third quarter of 2012; pre-tax distributable earnings of $171 million, or $0.32 per dividend paying share, for the nine months ended September 30, 2012

•	Net cash and investments of $2.37 per dividend paying share as of September 30, 2012, up from $2.12 per dividend paying share as of June 30, 2012

•	$651 million of embedded incentive income across the funds as of September 30, 2012, of which $543 million has not been recognized in DE

•	Subsequent to quarter end, paid in full $181 million of outstanding corporate debt

BUSINESS HIGHLIGHTS

•	Raised $1.2 billion of capital across alternatives businesses in the third quarter, bringing total capital raised year-to-date through September 30, 2012 to $5.2 billion

•	Recorded $2.0 billion of net client flows for Logan Circle during the quarter, bringing total net client flows year-to-date through September 30, 2012 to $5.9 billion

•	Delivered strong investment performance across all businesses:

•

Net third quarter 2012 returns of 5.1% in the Drawbridge Special Opportunities Fund, 2.9% in the Fortress Macro Funds and 3.6% in the Fortress Asia Macro Funds; net year-to-date 2012 returns of 13.1% in the Drawbridge Special Opportunities Fund, 11.1% in the Fortress Macro Funds and 10.7% in the Fortress Asia Macro Funds

•	Private Equity fund valuations increased 9.4% during the quarter, and 20.8% year-to-date through September 30, 2012

•	Net annualized inception-to-date IRRs through quarter end for the Credit Opportunities Fund and Credit Opportunities Fund II of 26.9% and 17.8%, respectively

•

All 15 Logan Circle strategies outperformed respective benchmarks in the three months ended September 30, 2012 and 14 of 15 strategies outperformed respective benchmarks in the nine months ended September 30, 2012

•	Subsequent to quarter end, completed the sale of our private equity portfolio company, RailAmerica, for $1.4 billion

“We had a strong third quarter, with very solid momentum carrying forward in every one of our businesses,” said Randal Nardone, interim Chief Executive Officer. “We are solidly optimistic in our outlook. With no corporate debt, and substantial balance sheet value, we have never operated from a position of greater financial strength. New commitments of over $5 billion through the third quarter helped drive our assets under management to a record $51.5 billion. Most important, we continued to deliver strong performance for our investors in all Fortress businesses, and large-scale opportunities remain aligned with our greatest investment strengths.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of alternative assets under management residing in long-term investment structures. Fortress’s alternatives businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the three and nine months ended September 30, 2012. The consolidated GAAP statement of operations and balance sheet are presented at the end of this press release.

	3Q	2Q	3Q	% Change		YTD September		% Change
	2012	2012	2011	QoQ	YoY	2012	2011	YoY
(in millions, except per share amount)
GAAP
Net income (loss)	$7	$14	$(382)	-53%	N/M	$(3)	$(883)	N/M
Net income (loss) attributable to Class A Shareholders	$1	$5	$(142)	-86%	N/M	$(24)	$(340)	N/M

Per diluted share	$(0.04)	$(0.12)	$(0.83)	N/M	N/M	$(0.13)	$(1.88)	N/M

Weighted average Class A shares outstanding, diluted	520	516	496			517	492

Distributable Earnings (non-GAAP)
Fund management DE	$63	$53	$51	19%	24%	$172	$200	-14%
Pre-tax DE	$64	$50	$43	28%	49%	$171	$192	-11%

Per dividend paying share/unit	$0.12	$0.09	$0.08	27%	47%	$0.32	$0.36	-12%

Weighted average dividend paying shares and units outstanding	537	533	530			534	527

Assets Under Management
Private Equity	$14,718	$13,826	$12,708	6%	16%	$14,718	$12,708	16%
Credit	11,753	11,452	11,833	3%	-1%	11,753	11,833	-1%
Liquid Markets	4,378	4,398	6,165	0%	-29%	4,378	6,165	-29%
Logan Circle	20,626	18,112	12,913	14%	60%	20,626	12,913	60%

Total Assets Under Management	$51,475	$47,788	$43,619	8%	18%	$51,475	$43,619	18%

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $7 million, or a $0.04 loss per diluted share in the third quarter of 2012, compared with a GAAP net loss of $382 million, or $0.83 loss per diluted share, in the third quarter of 2011. Our diluted loss per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A Shareholders from the assumed conversion of Fortress Operating Group Units and fully vested Restricted Partnership Units to Class A shares.

The primary driver of the year-over-year improvement in Fortress’s GAAP results was the expiration of the Principals Agreement and related compensation expense, a non-economic amortization expense that had accounted for approximately $4.8 billion in compensation expenses between the first quarter of 2007 and the fourth quarter of 2011. No amounts were ever paid, or equity issued, in connection with this agreement. This agreement expired at the end of 2011 and will no longer impact Fortress’s financial results.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit, (ii) Private Equity, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses “distributable earnings,” or DE, as a primary metric to manage its businesses and gauge the company’s performance, and it uses DE exclusively to report segment results. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of September 30, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management [1]	$51,475	$11,113	$3,605	$4,378	$5,663	$6,090	$20,626
Dry Powder	$7,242	$740	N/A	N/A	N/A	$6,502	N/A
Average Management Fee Rate [2]		1.2%	1.5%	1.7%	1.9%	1.4%	0.1%
Incentive Eligible NAV Above Incentive Income Threshold [3]	$14,367	$220	$—	$2,418	$4,603	$7,126	N/A
Undistributed Incentive Income: Unrecognized	$543	$16	$—	$5	$92	$430	N/A
Undistributed Incentive Income: Recognized	108	—	—	20	88	—	N/A

Undistributed Incentive Income [4]	$651	$16	$—	$25	$180	$430	N/A

	Three Months Ended September 30, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Third-Party Capital Raised	$1,183	$591	$177	$167	$100	$148	N/A

Segment Revenues
Management fees	$116	$30	$15	$19	$24	$21	$7
Incentive income	65	1	—	11	36	17	—

Total	181	31	15	30	60	38	7
Segment Expenses
Operating expenses	(82)	(9)	(8)	(17)	(15)	(24)	(9)
Profit sharing compensation expenses	(31)	—	—	(4)	(19)	(8)	—

Total	(113)	(9)	(8)	(21)	(34)	(32)	(9)

Principal Performance Payments	(5)	—	(1)	(1)	(3)	—	—

Fund Management DE	$63	$22	$6	$8	$23	$6	$(2)

Pre-tax Distributable Earnings	$64	$22	$6	$8	$23	$6	$(2)

Pre-tax DE was $64 million in the third quarter of 2012, up from $43 million in the third quarter of 2011. The year-over-year increase was primarily due to higher incentive income earned from our funds, partially offset by lower management fees.

[1]

The Assets Under Management presented for the Credit Hedge Funds includes $511 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.

[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]

The Incentive Eligible NAV Above Threshold presented for hedge funds excludes sidepocket investments. The Incentive Eligible NAV Above Threshold presented for Private Equity Funds and Credit Private Equity Funds represents total fund NAV.

[4]

The Undistributed Incentive Income presented includes the impact of sidepocket investments on hedge funds. Undistributed Incentive Income for Private Equity Funds, Credit Private Equity Funds and hedge fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other hedge fund investments was recognized in Distributable Earnings when earned.

Management fees were $116 million in the third quarter of 2012, down from $131 million for the third quarter of 2011, primarily due to lower management fees from the Liquid Hedge Funds and Credit Hedge Funds, partially offset by higher management fees from the Credit Private Equity Funds and Logan Circle. Notably, 86% of the alternative assets under management at quarter end were in funds with long-term, locked-up structures, which provides for a stable, predictable base of management fees.

Incentive income recorded in the third quarter of 2012 totaled $65 million, compared to $14 million recorded in the third quarter of 2011. This year-over-year increase was driven by higher incentive income generated by the Liquid Hedge Funds, Credit Hedge Funds and Private Equity Funds, partially offset by lower incentive income recognized from the Credit Private Equity Funds. Additionally, Fortress had $651 million in undistributed, unrealized incentive income embedded across the funds based on investment valuations at September 30, 2012. Of that $651 million, $543 million has not been recognized in DE during the first nine months of 2012.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors. Accordingly, the revenues and profits in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of September 30, 2012, assets under management (“AUM”) totaled $51.5 billion, up 8% from $47.8 billion as of June 30, 2012 and up 18% from $43.6 billion as of September 30, 2011. During the third quarter of 2012, Fortress recorded $2.0 billion of net client inflows for Logan Circle, had a $1.8 billion increase in its fund valuations, invested $0.8 billion of capital and raised $0.6 billion of capital and equity that was directly added to AUM. These increases to AUM were partially offset by (i) $0.7 billion of capital distributions to investors, (ii) $0.4 billion of Hedge Fund redemptions and (iii) $0.4 billion of RCA payments to Credit Hedge Fund investors. As of September 30, 2012 Fortress had $7.2 billion of dry powder, primarily in Credit Private Equity funds.

BUSINESS SEGMENT RESULTS

Below is a discussion of third quarter 2012 segment results and business highlights.

Credit:

•	Drawbridge Special Opportunities Fund had a net return of 5.1% for the third quarter of 2012 and 13.1% year-to-date through September 30, 2012

•	Raised nearly $250 million of third party capital in the third quarter, bringing total capital raised year-to-date to $3.7 billion through September 30, 2012

•	Deployed over $720 million of capital during the quarter and distributed over $950 million of capital back to limited partners

•	Completed the sale of CWCapital LLC for $234 million. CWCapital is an operating subsidiary of CW Financial Services LLC, which Fortress’s Credit and Private Equity funds acquired in September 2010

(See supplemental data on pages 18-19 for more detail on Credit results)

The Credit business, which includes our Credit Hedge Funds and Credit Private Equity Funds, generated pre-tax DE of $29 million in the third quarter of 2012, which is up $4 million from the second quarter. During the third quarter, the business recorded $53 million of incentive income, including $36 million from hedge funds and $17 million from private-equity style funds.

On a year-to-date basis, pre-tax DE of $80 million is down from $109 million for the comparable period in 2011. This is largely attributable to fewer realizations in our private-equity style funds, partially offset by additional incentive income from the hedge funds.

In our Credit Hedge funds, the Drawbridge Special Opportunities Fund continued its track record of positive investment performance in the third quarter. The fund had a net return of 5.1% in the quarter, bringing net returns year-to-date through September 30, 2012 to 13.1%. Net annualized inception-to-date returns in this fund increased to 10.9%. The Credit Hedge Fund segment had a total of $4.6 billion of incentive eligible NAV above performance thresholds as of September 30, 2012.

Fortress’s Credit Private Equity Funds continued to generate strong investment performance during the third quarter as well, which contributed to a further increase in unrealized, undistributed incentive income. The Credit Opportunities Fund and Credit Opportunities Fund II had net annualized inception-to-date IRRs through September 30, 2012 of 26.9% and 17.8%, respectively. Unrealized, undistributed incentive income increased $84 million, or 24%, to $430 million in the third quarter and has increased $186 million, or 76%, during the first nine months of 2012.

Also during the quarter, we completed the sale of CWCapital, CW Financial’s commercial real estate lending and primary servicing businesses, to Walker & Dunlop, Inc. (NYSE: WD) for $80 million in cash and $154 million of Walker & Dunlop common stock. Following the transaction’s close, Fortress’s Credit and Private Equity funds became Walker & Dunlop’s largest shareholder.

Additionally, the Credit team called over $720 million of dry powder for investments and returned over $950 million of capital to our investors in the quarter. Total Credit Private Equity dry powder – capital committed to the funds but not yet generating management fees – was $6.5 billion at the end of the quarter.

Total capital raised during the third quarter was nearly $250 million. This included $100 million raised in the Credit Hedge Funds and nearly $130 million raised in our second Japan real estate credit fund, which we anticipate will close with total commitments in excess of $1 billion prior to year-end. We also held a final close for a set of dedicated real estate opportunities funds with over $280 million in total third-party commitments.

“Our belief remains that the long-term investment opportunities in the Credit and broader distressed space are still substantial, primarily from the financial deleveraging that must occur in the next few years,” said Peter Briger, Fortress co-chairman and Credit co-CIO. “We are pleased to have substantial capital to invest as this broad opportunity set takes shape, but we do not believe that pricing dynamics today represent the most compelling opportunities that we will see in the current cycle. Our overriding objective is always to deliver outstanding returns for our investors, and we will remain patient and opportunistic in making investments on behalf of our limited partners.”

Private Equity:

•	Fund portfolio investment valuations increased 9.4% in the third quarter of 2012, bringing year-to-date appreciation to 20.8%

•	Raised $591 million of capital for a new Private Equity fund focused on investments in mortgage servicing rights

•	Raised $168 million of permanent equity capital for Newcastle Investment Corp. in the third quarter, bringing total equity capital raised year-to-date to $435 million

•	Sold remaining interest in Aircastle Limited (NYSE: AYR) for $134 million

•	Subsequent to quarter end, completed the sale of RailAmerica, Inc. for $27.50 per share, representing a total equity value of $1.4 billion

(See supplemental data on page 17 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Castles, had pre-tax DE of $28 million for the third quarter, up slightly from $27 million in the second quarter. Year-to-date pre-tax DE for the segment is $84 million, down $5 million from the same time period in 2011, largely due to lower Private Equity Fund management fees that resulted from changes in the basis on which these fees are calculated in three funds, partially offset by increased Private Equity Fund incentive income. The majority of this incentive income was attributable to a $6 million reversal of previously recognized claw-back reserves recorded for Fund II.

Private Equity Fund investment performance in the third quarter was strong, with valuations in underlying investments increasing by 9.4%. This brings appreciation of these fund investments to 20.8% through September 30, 2012. Our public company investments, which represent 36% of Private Equity fund NAV, increased 24% in the third quarter.

In addition to the CWCapital transaction described above, we sold our remaining interest of 11.8 million common shares in Aircastle, for total proceeds of $134 million. Fortress formed Aircastle in 2004 and completed an IPO in 2006 at a price of $23 per share. In aggregate, the initial investment of $351 million generated a return of 2.1 times invested capital and a gross IRR of approximately 23%.

Subsequent to quarter end, we completed the sale of RailAmerica to Genesee & Wyoming Inc. for $27.50 per share, representing a total equity value of $1.4 billion. Fortress acquired RailAmerica in a take-private transaction in 2007 and completed an IPO in 2009 at $15 per share. This investment had a return on investment of 2.2 times invested capital and a gross IRR of 17%.

During the quarter, fundraising activity was highlighted by nearly $770 million in additional capital raised for investments in mortgage servicing rights opportunities. This includes the nearly $600 million successful launch of a dedicated mortgage servicing rights fund, as well as the continuation of equity raises at Newcastle Investment Corp. (NYSE: NCT). Total capital and equity raised in the Private Equity segment was nearly $1.1 billion in the first nine months of 2012.

“The first three quarters of 2012 have been very strong for our Private Equity business,” said Wes Edens, Fortress co-Chairman and Private Equity CIO. “Valuation gains in our fund investments accelerated in the third quarter, and now stand at over 20 percent for the year, with strong operating performance at most of our large portfolio companies pointing to potential for further gains. We are very optimistic about prospects for both our existing investments, and with substantial new capital commitments, for new investments in our key areas of focus today – mortgage servicing rights, senior living, and transportation and infrastructure.”

Liquid Hedge Funds:

•	Fortress Macro Fund had a net return of 11.1% for the first nine months of 2012 and an estimated year-to-date net return of 13.2% through October 26, 2012

•	Fortress Asia Macro Fund had a net return of 10.7% for the first nine months of 2012 and an estimated year-to-date net return of 12.2% through October 26, 2012

•	Raised approximately $167 million in new third-party capital during the quarter

(See supplemental data on page 20 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds generated pre-tax DE of $8 million in the third quarter of 2012, bringing year-to-date pre-tax DE to $15 million. Pre-tax DE was up $5 million for the quarter, largely a result of increased incentive income from both our Macro Funds and Asia Macro Funds as more capital eclipsed respective high water marks during the quarter.

Net returns for the nine months ended September 30, 2012 for the Fortress Macro Funds, Fortress Asia Macro Funds and Fortress Partners Funds were 11.1%, 10.7% and 6.9%, respectively. Positive year-to date performance has brought nearly all main Fortress Macro Fund and Fortress Asia Macro Fund capital above respective high water marks and thus eligible to generate incentive income. As of September 30, 2012, approximately 96% of capital in the main Fortress Macro Funds exceeded respective high water marks and 100% of Fortress Asia Macro Fund capital exceeded its respective high water marks. In aggregate, approximately $2.4 billion of capital is now above respective high water marks, a $1.3 billion increase from the end of the second quarter.

Liquid Hedge Fund AUM finished the third quarter flat at $4.4 billion. In the third quarter, we raised a total of $167 million of capital, directly adding to AUM, and paid out $379 million of redemptions. NAV appreciation of $193 million also added to AUM during the period.

Subsequent to quarter end, the Liquid Hedge Funds have raised over $400 million of additional capital, which will be added to AUM in the fourth quarter of 2012. As of September 30, 2012, there were $0.3 billion of Liquid Hedge Fund redemption notices outstanding, of which $0.1 billion will be paid primarily within one quarter and $0.2 billion will be paid primarily in the first quarter of 2013.

“Double digit year-to-date returns in our Fortress Macro Funds and Fortress Asia Macro Funds have brought nearly all of our capital above respective incentive thresholds,” said Mike Novogratz, Fortress Principal and co-CIO of Macro Funds. “With over $2 billion of capital now eligible for incentive income, we are positioned very well for a strong financial close to 2012 and for next year. Our trading philosophy continues to align well with market opportunities and we remain optimistic that we can continue to deliver positive returns for our investors.”

Logan Circle:

•

All 15 Logan Circle investment strategies outperformed their respective benchmarks in the third quarter of 2012, and 14 of 15 strategies outperformed respective benchmarks in the first nine months of 2012

•	Total traditional fixed income AUM rose to $20.6 billion as of quarter end, an increase of 60% from the third quarter of 2011

•	Net client flows were $2.0 billion in the third quarter of 2012, bringing year-to-date net client flows to $5.9 billion through September 30, 2012

(See supplemental data on page 21 for more detail on Logan Circle results)

Our traditional asset management business, Logan Circle, generated a pre-tax DE loss of $2 million in the third quarter of 2012, flat compared to the second quarter of 2012. Compared to the third quarter of 2011, pre-tax DE loss improved by $2 million primarily due to an increase in management fees driven by a $7.7 billion increase in assets under management.

Logan Circle’s strategies continued to deliver strong investment performance, with all of Logan Circle’s 15 strategies outperforming their respective benchmarks in the third quarter of 2012 and 14 of 15 strategies outperforming respective benchmarks in the nine months ended September 30, 2012. Notably, 14 of 15 Logan Circle strategies have also outperformed their respective benchmarks since inception and seven are ranked in the top quartile of performance for their competitor universe.

Logan Circle had $20.6 billion in AUM at the end of the quarter, an increase of 14% compared to the previous quarter and a 60% increase compared to the third quarter of 2011. The $2.5 billion quarterly increase in AUM was primarily driven by net client inflows of $2.0 billion. Logan Circle’s AUM has grown over 75% since Fortress completed the acquisition and launched the traditional asset management business in April 2010.

“We continue to deliver positive investment performance across all of our strategies which has enabled us to capture significant market share in recent quarters,” said Jude Driscoll, CEO and CIO of Logan Circle. “Strong institutional investor demand for our long-only fixed income strategies has led to record AUM of nearly $21 billion and a significant pipeline of new mandates. We are optimistic about the prospects for Logan Circle going forward as our performance track record and recent asset flow momentum has positioned the business well for long-term organic asset growth.”

Principal Investments:

The Principal Investments segment, which is comprised of Fortress’s investments in its own funds, generated pre-tax DE of $1 million for the third quarter of 2012 as compared to a pre-tax DE loss of $8 million in the third quarter of 2011. This year-over-year improvement is largely a result of the positive performance of our investments in our funds.

As of September 30 2012, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $1.2 billion, up 6% from June 30, 2012. As of September 30, 2012, Fortress had a total of $154 million of outstanding commitments to its funds.

In addition, as of September 30, 2012, the net asset value of Fortress’s Principal Investments exceeded its segment cost basis by $416 million, representing net unrealized gains that have not yet been recognized for segment reporting purposes. This is up 13%, or $49 million, from June 30, 2012.

LIQUIDITY & CAPITAL

As of September 30, 2012, Fortress had cash and cash equivalents of $254 million, up from $184 million as of June 30, 2012.

In October 2012, the completed sale of private equity portfolio company RailAmerica resulted in Fortress receiving aggregate proceeds of $182 million, comprised of the payment of deferred management fees and expenses of $150 million, the repayment of advances of $16 million, and $17 million of distributions related to our principal investments in related funds. Fortress used these proceeds to pay down the remaining balance of the company’s only outstanding debt obligation – a corporate term loan that had a balance of $181 million as of September 30, 2012. Fortress currently has no outstanding term loans or revolving debt balances.

DIVIDEND

Fortress’s Board of Directors declared a third quarter 2012 dividend of $0.05 per share. The dividend is payable on November 19, 2012 to Class A shareholders of record as of the close of business on November 14, 2012.

The declaration and payment of any distributions are at the sole discretion of the Board of Directors, which may decide to change its distribution policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

Distributable earnings, or DE, is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Castles, Credit Hedge Funds, Credit Private Equity Funds, Liquid Hedge Funds, Logan Circle and Principal Investments. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of DE, see note 11 in the financial statements included in the Company’s most recent annual report, or note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Friday, November 2, 2012 at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-717-3044 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Third Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on November 9, 2012 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “27979789.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $51.5 billion in assets under management as of September 30, 2012. Fortress applies its deep experience and specialized expertise across a range of investment strategies – private equity, credit, liquid hedge funds and traditional fixed income – on behalf of over 1,400 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

For U.S. federal income tax purposes, the dividend declared in November 2012 will be treated as a partnership distribution. Based on the best information currently available, when calculating withholding taxes, 2.60 cents of the per share distribution will be treated as U.S. source interest income. Accordingly, for non-U.S. holders of Class A shares, unless an exception to withholding tax applies, the distribution will be subject to a U.S. federal withholding tax of 0.78 cents per share. Non-U.S. holders of Class A shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on certain types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. In addition, non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Management fees: affiliates	$112,806	$118,353	$336,935	$353,269
Management fees: non-affiliates	10,762	18,865	32,534	47,641
Incentive income: affiliates	5,976	14,754	38,994	44,361
Incentive income: non-affiliates	788	266	1,564	1,251
Expense reimbursements from affiliates	49,636	42,350	138,317	130,337
Other revenues	1,555	1,071	3,885	5,433

	181,523	195,659	552,229	582,292

Expenses
Interest expense	3,375	4,583	11,877	13,883
Compensation and benefits	181,421	158,426	537,267	535,259
Principals agreement compensation (expired in 2011)	—	279,623	—	751,749
General, administrative and other	31,004	34,165	93,365	109,545
Depreciation and amortization (including impairment)	4,982	23,767	11,718	30,114

	220,782	500,564	654,227	1,440,550

Other Income (Loss)
Gains (losses)	(2,228)	(15,229)	29,542	(26,751)
Tax receivable agreement liability adjustment	—	—	(6,935)	(116)
Earnings (losses) from equity method investees	52,034	(64,483)	110,417	26,417

	49,806	(79,712)	133,024	(450)

Income (Loss) Before Income Taxes	10,547	(384,617)	31,026	(858,708)
Income tax benefit (expense)	(3,881)	2,712	(34,251)	(24,493)

Net Income (Loss)	$6,666	$(381,905)	$(3,225)	$(883,201)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$5,958	$(239,847)	$20,698	$(543,175)

Net Income (Loss) Attributable to Class A Shareholders	$708	$(142,058)	$(23,923)	$(340,026)

Dividends Declared Per Class A Share	$0.05	$—	$0.15	$—

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.00	$(0.76)	$(0.12)	$(1.85)

Net income (loss) per Class A share, diluted	$(0.04)	$(0.83)	$(0.13)	$(1.88)

Weighted average number of Class A shares outstanding, basic	220,641,776	190,006,987	212,297,285	185,373,605

Weighted average number of Class A shares outstanding, diluted	520,039,541	495,864,738	517,431,334	492,396,969

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2012 (Unaudited)	December 31, 2011
Assets
Cash and cash equivalents	$253,731	$333,166
Due from affiliates	289,889	298,689
Investments	1,199,622	1,079,777
Deferred tax asset	379,372	400,196
Other assets	102,787	108,858

	$2,225,401	$2,220,686

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$222,719	$247,024
Due to affiliates	345,009	354,158
Deferred incentive income	245,957	238,658
Debt obligations payable	180,528	261,250
Other liabilities	81,193	57,204

	1,075,406	1,158,294

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 220,188,973 and 189,824,053 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 298,723,852 and 305,857,751 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	—	—
Paid-in capital	2,048,874	1,972,711
Retained earnings (accumulated deficit)	(1,508,043)	(1,484,120)
Accumulated other comprehensive income (loss)	(2,175)	(1,160)

Total Fortress shareholders’ equity	538,656	487,431
Principals’ and others’ interests in equity of consolidated subsidiaries	611,339	574,961

Total Equity	1,149,995	1,062,392

	$2,225,401	$2,220,686

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended September 30, 2012 and 2011

	Three Months Ended September 30, 2012
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM – July 1, 2012	$47,788	$10,436	$3,390	$4,398	$5,859	$5,593	$18,112	$—
Capital raised	395	—	—	167	100	128	—	—
Equity raised (Permanent capital vehicles)	177	—	177	—	—	—	—	—
Increase in invested capital	754	31	—	—	—	723	—	—
Redemptions	(379)	—	—	(379)	—	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions [5]	(387)	—	—	—	(387)	—	—	—
Return of capital distributions	(689)	(122)	—	—	(155)	(412)	—	—
Adjustment for reset date	(8)	—	—	—	—	(8)	—	—
Crystallized Incentive Income	(1)	—	—	(1)	—	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	1,980	—	—	—	—	—	1,980	—
Income (loss) and foreign exchange	1,845	768	38	193	246	66	534	—

AUM – Ending Balance	51,475	11,113	3,605	4,378	5,663	6,090	20,626	—
Third-Party Capital Raised	$1,183	$591	$177	$167	$100	$148	$—	$—

Segment Revenues
Management fees	$116	$30	$15	$19	$24	$21	$7	$—
Incentive income	65	1	—	11	36	17	—	—

Total	181	31	15	30	60	38	7	—

Segment Expenses
Operating expenses	$(82)	$(9)	$(8)	$(17)	$(15)	$(24)	$(9)	$—
Profit sharing compensation expenses	(31)	—	—	(4)	(19)	(8)	—	—

Total	(113)	(9)	(8)	(21)	(34)	(32)	(9)	—

Fund Management DE (before Principal Performance Payments)	68	22	7	9	26	6	(2)	—

Principal Performance Payments	(5)	—	(1)	(1)	(3)	—	—	—

Fund Management DE	63	22	6	8	23	6	(2)	—

Investment Income	4							4
Interest Expense	(3)							(3)

Pre-tax Distributable Earnings	$64	$22	$6	$8	$23	$6	$(2)	$1

Pre-tax Distributable Earnings per Dividend Paying Share	$0.12

	Three Months Ended September 30, 2011
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM – July 1, 2011	$43,823	$9,979	$3,277	$6,321	$6,374	$4,941	$12,931
Capital raised	461	—	—	292	60	109	—
Equity raised	122	—	122	—	—	—	—
Increase in invested capital	1,034	9	—	5	57	963	—
Redemptions	(335)	—	—	(335)	—	—	—
SPV distribution	—	—	—	—	—	—	—
RCA distributions [5]	(158)	—	—	—	(158)	—	—
Return of capital distributions	(484)	—	—	—	(59)	(425)	—
Adjustment for reset date	—	—	—	—	—	—	—
Crystallized Incentive Income	—	—	—	—	—	—	—
Net Client Flows	(231)	—	—	—	—	—	(231)
Income (loss) and foreign exchange	(613)	(517)	(162)	(118)	(60)	31	213

AUM – Ending Balance	$43,619	$9,471	$3,237	$6,165	$6,214	$5,619	$12,913
Third-Party Capital Raised	$899	$—	$122	$292	$60	$425	$—

Segment Revenues
Management fees	$131	$31	$13	$28	$35	$19	$5
Incentive income	14	(3)	—	1	(4)	20	—

Total	145	28	13	29	31	39	5
Segment Expenses
Operating expenses	$(83)	$(9)	$(6)	$(19)	$(33)	$(7)	$(9)
Profit sharing compensation expenses	(11)	1	—	(5)	1	(8)	—

Total	(94)	(8)	(6)	(24)	(32)	(15)	(9)

Fund Management DE	51	20	7	5	(1)	24	(4)

Investment Income	(3)	—	—	—	—	—	—
Interest Expense	(5)	—	—	—	—	—	—

Pre-tax Distributable Earnings	$43	$20	$7	$5	$(1)	$24	$(4)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.08

[5]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-b

Supplemental Data for the Nine Months Ended September 30, 2012 and 2011

	Nine Months Ended September 30, 2012
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM – January 1, 2012	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$13,524	$—
Capital raised	890	—	—	447	216	227	—	—
Equity raised	444	—	444	—	—	—	—	—
Increase in invested capital	1,582	98	—	—	20	1,464	—	—
Redemptions	(2,012)	—	—	(2,001)	(11)	—	—	—
SPV distributions	—	—	—	—	—	—	—	—
RCA distributions [6]	(903)	—	—	—	(903)	—	—	—
Return of capital distributions	(1,939)	(142)	—	—	(233)	(1,564)	—	—
Adjustment for reset date	(331)	—	—	—	—	(331)	—	—
Crystallized incentive income	(72)	—	—	(2)	(70)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	5,935	—	—	—	—	—	5,935	—
Income (loss) and foreign exchange	4,168	1,872	(20)	419	668	62	1,167	—

AUM – Ending Balance	51,475	11,113	3,605	4,378	5,663	6,090	20,626	—

Third-Party Capital Raised	$5,198	$620	$444	$447	$216	$3,471	$—	$—

Segment Revenues
Management fee	$348	$89	$42	$58	$76	$64	$19	$—
Incentive income	164	9	—	21	92	42	—	—

Total	512	98	42	79	168	106	19	—
Segment Expenses
Operating expenses	$(245)	$(30)	$(22)	$(51)	$(47)	$(69)	$(26)	$—
Profit sharing compensation expenses	(83)	(3)	—	(11)	(45)	(24)	—	—

Total	(328)	(33)	(22)	(62)	(92)	(93)	(26)	—

Fund Management DE (before Principal Performance Payments)	184	65	20	17	76	13	(7)	—

Principal Performance Payments	(12)	—	(1)	(2)	(9)	—	—	—

Fund Management DE	172	65	19	15	67	13	(7)	—

Investment Income	10							10
Interest Expense	(11)							(11)

Pre-tax Distributable Earnings	$171	$65	$19	$15	$67	$13	$(7)	$(1)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.32

	Nine Months Ended September 30, 2011
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM – January 1, 2011	$44,613	$11,923	$3,037	$6,355	$6,773	$4,817	$11,708	$—
Capital raised	1,619	—	—	1,141	288	190	—	—
Equity raised	220	—	220	—	—	—	—	—
Increase in invested capital	2,432	224	—	11	107	2,090	—	—
Redemptions	(1,131)	—	—	(986)	(145)	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions [6]	(968)	—	—	—	(968)	—	—	—
Return of capital distributions	(1,927)	(313)	—	—	(119)	(1,495)	—	—
Adjustment for reset date	(1,997)	(1,997)	—	—	—	—	—	—
Crystallized Incentive Income	(160)	—	—	(69)	(91)	—	—	—
Equity buyback	(19)	—	(19)	—	—	—	—	—
Net Client Flows	476	—	—	—	—	—	476	—
Income (loss) and foreign exchange transfers	461	(366)	(1)	(287)	369	17	729	—

AUM – Ending Balance	$43,619	$9,471	$3,237	$6,165	$6,214	$5,619	$12,913	$—

Third-Party Capital Raised	$2,359	$51	$220	$1,141	$413	$534	$—	$—

Segment Revenues
Management fees	$388	$102	$39	$84	$96	$52	$15	$—
Incentive income	152	(2)	—	4	50	100	—	—

Total	540	100	39	88	146	152	15	—
Segment Expenses
Operating expenses	$(254)	$(31)	$(20)	$(58)	$(95)	$(23)	$(27)	$—
Profit sharing compensation expenses	(86)	1	—	(16)	(23)	(48)	—	—
Total	(340)	(30)	(20)	(74)	(118)	(71)	(27)	—

Fund Management DE	200	70	19	14	28	81	(12)	—

Investment Income	6	—	—	—	—	—	—	6
Interest Expense	(14)	—	—	—	—	—	—	(14)

Pre-tax Distributable Earnings	$192	$70	$19	$14	$28	$81	$(12)	$(8)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.36

[6]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2011	Three Months Ended			Nine Months Ended September 30, 2012
Fortress	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011		March 31, 2012	June 30, 2012	September 30, 2012
Assets Under Management
Private Equity & Castles	$13,244	$13,256	$12,708	$12,466	$12,466	$13,239	$13,826	$14,718	$14,718
Liquid Hedge Funds	6,303	6,321	6,165	5,515	5,515	4,840	4,398	4,378	4,378
Credit Hedge Funds	6,545	6,374	6,214	5,976	5,976	6,011	5,859	5,663	5,663
Credit Private Equity Funds	4,531	4,941	5,619	6,232	6,232	6,258	5,593	6,090	6,090
Logan Circle	12,484	12,931	12,913	13,524	13,524	16,084	18,112	20,626	20,626

AUM – Ending Balance	$43,107	$43,823	$43,619	$43,713	$43,713	$46,432	$47,788	$51,475	$51,475

Third-Party Capital Raised	$649	$811	$899	$1,818	$4,177	$2,912	$1,103	$1,183	$5,198

Segment Revenues
Management fees	$126	$131	$131	$121	$509	$118	$114	$116	$348
Incentive income	118	20	14	46	198	52	47	65	164

Total	244	151	145	167	707	170	161	181	512
Segment Expenses
Operating expenses	(93)	(79)	(83)	(89)	(344)	(82)	(81)	(82)	(245)
Profit sharing compensation expenses	(58)	(17)	(11)	(25)	(111)	(28)	(24)	(31)	(83)
Unallocated expenses	2	(1)	—	—	1	—	—	0	0

Total	(149)	(97)	(94)	(114)	(454)	(110)	(105)	(113)	(328)

Fund Management DE (before Principal Performance Payments)	95	54	51	53	253	60	56	68	184

Principal Performance Payments	—	—	—	—	—	(4)	(3)	(5)	(12)

Fund Management DE	$95	$54	$51	$53	$253	$56	$53	$63	$172

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2011	Three Months Ended			Nine Months Ended September 30, 2012
Private Equity Funds & Castles	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011		March 31, 2012	June 30, 2012	September 30, 2012

Assets Under Management
Private Equity Funds	$10,016	$9,979	$9,471	$9,285	$9,285	$10,029	$10,436	$11,113	$11,113
Castles	3,228	3,277	3,237	3,181	3,181	3,210	3,390	3,605	3,605

AUM – Ending Balance	$13,244	$13,256	$12,708	$12,466	$12,466	$13,239	$13,826	$14,718	$14,718

Third-Party Capital Raised	$98	$51	$122	$—	$271	$29	$267	$768	$1,064

Segment Revenues
Management fees	$47	$50	$44	$44	$185	$44	$42	$45	$131
Incentive income	1	—	(3)	—	(2)	5	3	1	9

Total	48	50	41	44	183	49	45	46	140
Segment Expenses
Operating expenses	(21)	(15)	(15)	(15)	(66)	(18)	(17)	(17)	(52)
Profit sharing compensation expenses	—	—	1	—	1	(2)	(1)	—	(3)

Total	(21)	(15)	(14)	(15)	(65)	(20)	(18)	(17)	(55)

Fund Management DE (before Principal Performance Payments)	27	35	27	29	118	29	27	29	85

Principal Performance Payments	—	—	—	—	—	—	—	(1)	(1)

Fund Management DE	$27	$35	$27	$29	$118	$29	$27	$28	$84

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2011	Three Months Ended			Nine Months Ended September 30, 2012
Credit Hedge Funds	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011		March 31, 2012	June 30, 2012	September 30, 2012

Assets Under Management
Drawbridge Special Opportunities Funds [7]	$5,341	$5,272	$5,227	$5,165	$5,165	$5,209	$5,168	$5,152	$5,152
Value Recovery Funds [8]	1,204	1,102	987	811	811	802	691	511	511

AUM – Ending Balance	$6,545	$6,374	$6,214	$5,976	$5,976	$6,011	$5,859	$5,663	$5,663

Third-Party Capital Raised	$149	$204	$60	$21	$434	$67	$49	$100	$216

Segment Revenues
Management fees	$31	$30	$35	$26	$122	$26	$26	$24	$76
Incentive income	38	16	(4)	28	78	30	26	36	92

Total	69	46	31	54	200	56	52	60	168
Segment Expenses
Operating expenses	(34)	(28)	(33)	(33)	(128)	(16)	(16)	(15)	(47)
Profit sharing compensation expenses	(17)	(7)	1	(12)	(35)	(14)	(12)	(19)	(45)

Total	(51)	(35)	(32)	(45)	(163)	(30)	(28)	(34)	(92)

Fund Management DE (before Principal Performance Payments)	18	11	(1)	9	37	26	24	26	76

Principal Performance Payments	—	—	—	—	—	(3)	(3)	(3)	(9)

Fund Management DE	$18	$11	$(1)	$9	$37	$23	$21	$23	$67

Net Returns [9]
Drawbridge Special Opportunities LP	4.9%	2.2%	-0.8%	4.3%	10.9%	4.2%	3.3%	5.1%	13.1%
Drawbridge Special Opportunities Ltd.	5.8%	2.9%	0.2%	2.2%	11.5%	4.8%	3.0%	4.0%	12.2%

[7]	Combined AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[8]

Fortress will receive management fees from these funds equal to 1% of cash receipts and up to 1% per annum on certain managed assets, subject to collectability, and may receive limited incentive income if aggregate realizations exceed an agreed threshold.

[9]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, and December 31, 2011 redemptions.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2011	Three Months Ended			Nine Months Ended September 30, 2012
Credit Private Equity Funds	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011		March 31, 2012	June 30, 2012	September 30, 2012

Assets Under Management
Long Dated Value Funds [10]	$619	$575	$574	$563	$563	$564	$555	$555	$555
Real Assets Funds	141	123	118	112	112	102	92	97	97
Fortress Credit Opportunities Funds [11]	2,885	3,329	3,971	4,599	4,599	4,610	4,246	4,611	4,611
Japan Opportunity Funds [12]	886	914	956	958	958	982	700	827	827

AUM – Ending Balance	$4,531	$4,941	$5,619	$6,232	$6,232	$6,258	$5,593	$6,090	$6,090

Third-Party Capital Raised	$72	$37	$425	$1,620	$2,154	$2,717	$606	$148	$3,471

Segment Revenues
Management fees	$16	$17	$19	$21	$73	$22	$21	$21	$64
Incentive income	57	23	20	18	118	11	14	17	42

Total	73	40	39	39	191	33	35	38	106
Segment Expenses
Operating expenses	(7)	(9)	(7)	(11)	(34)	(22)	(23)	(24)	(69)
Profit sharing compensation expenses	(28)	(12)	(8)	(8)	(56)	(8)	(8)	(8)	(24)

Total	(35)	(21)	(15)	(19)	(90)	(30)	(31)	(32)	(93)

Fund Management DE (before Principal Performance Payments)	38	19	24	20	101	3	4	6	13

Principal Performance Payments	—	—	—	—	—	—	—	—	—

Fund Management DE	$38	$19	$24	$20	$101	$3	$4	$6	$13

[10]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[11]

Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlement Fund, Life Settlement Fund MA, SIP managed account, Real Estate Opportunities Fund and Real Estate Opportunities REOC Fund.

[12]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Liquid Hedge Funds	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012	September 30, 2012	Nine Months Ended September 30, 2012
Assets Under Management
Fortress Macro Funds [13]	$3,258	$3,143	$3,086	$2,584	$2,584	$2,429	$2,417	$2,250	$2,250
Fortress Convex Asia Funds [14]	—	—	—	—	—	—	26	25	25
Drawbridge Global Macro Funds [15]	422	406	386	392	392	398	410	417	417
Fortress Commodities Funds [16]	1,111	1,189	1,064	875	875	473	—	—	—
Fortress Asia Macro Funds [17]	23	108	189	208	208	211	235	316	316
Fortress Partners Funds [18]	1,489	1,475	1,440	1,456	1,456	1,329	1,310	1,370	1,370

AUM – Ending Balance	$6,303	$6,321	$6,165	$5,515	$5,515	$4,840	$4,398	$4,378	$4,378

Third-Party Capital Raised	$330	$519	$292	$177	$1,318	$99	$181	$167	$447

Segment Revenues
Management fees	$27	$29	$28	$25	$109	$20	$19	$19	$58
Incentive income	22	(19)	1	—	4	6	4	11	21

Total	49	10	29	25	113	26	23	30	79
Segment Expenses
Operating expenses	(21)	(18)	(19)	(20)	(78)	(17)	(17)	(17)	(51)
Profit sharing compensation expenses	(13)	2	(5)	(5)	(21)	(4)	(3)	(4)	(11)

Total	(34)	(16)	(24)	(25)	(99)	(21)	(20)	(21)	(62)
Fund Management DE (before Principal Performance Payments)	15	(6)	5	—	14	5	3	9	17

Principal Performance Payments	—	—	—	—	—	(1)	—	(1)	(2)

Fund Management DE	$15	$(6)	$5	$—	$14	$4	$3	$8	$15

Net Returns [19]
Fortress Macro Fund Ltd	1.9%	-5.4%	-3.9%	-2.2%	-9.3%	6.2%	1.7%	2.9%	11.1%
Drawbridge Global Macro Fund Ltd	1.7%	-6.0%	-4.0%	-2.4%	-10.5%	5.8%	1.4%	2.8%	10.2%
Fortress Commodities Fund L.P.	3.0%	-6.4%	4.7%	-8.9%	-8.0%	-8.7%	-4.1%	N/A	-12.5%
Fortress Asia Macro Fund Ltd [20]	3.5%	-1.0%	-3.6%	5.0%	3.6%	5.8%	0.9%	3.6%	10.7%
Fortress Convex Asia Fund Ltd [21]	N/A	N/A	N/A	N/A	N/A	N/A	-0.7%	-2.5%	-3.1%
Fortress Partners Fund LP [22]	3.3%	-0.1%	-3.0%	0.4%	0.5%	3.1%	-1.3%	5.1%	6.9%
Fortress Partners Offshore Fund L.P. [22]	3.2%	-0.1%	-4.6%	-0.5%	-2.1%	2.4%	-0.3%	5.7%	7.9%

[13]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1 and Fortress Macro managed accounts.
[14]	Combined AUM for Fortress Convex Asia Fund L.P. and Fortress Convex Asia Fund Ltd.
[15]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund L.P.
[16]

Combined AUM for Fortress Commodities Fund L.P., Fortress Commodities Fund Ltd, Fortress Commodities MA1 L.P. and Fortress Commodities managed accounts. The Fortress Commodities Funds were closed in May 2012.

[17]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts.
[18]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund L.P.
[19]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

[20]

The 2011 returns represent returns for Class B investors; Class B is now closed to new investors. The 2012 returns represent returns for Class A investors. Certain fees payable by investors in Class B differ from the fees payable by the investors in Class A that remains open, and the returns for the different classes will vary.

[21]

The Fortress Convex Asia Funds were launched on May 1, 2012. Accordingly, the three months ended June 30, 2012 returns represent the two month period from May 1, 2012 to June 30, 2012 and the nine months ended September 30, 2012 returns represent the five month period from May 1, 2012 to September 30, 2012.

[22]

The returns for the Fortress Partners Funds include gains and losses from special investments. Investors' specific performance may vary dependent upon their ownership in one or more special investments.

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2011	Three Months Ended			Nine Months Ended September 30, 2012
Logan Circle	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011		March 31, 2012	June 30, 2012	September 30, 2012

Assets Under Management
AUM – Ending Balance	$12,484	$12,931	$12,913	$13,524	$13,524	$16,084	$18,112	$20,626	$20,626

Net Client Flows	$545	$162	$(231)	$365	$841	$2,256	$1,699	$1,980	$5,935

Segment Revenues
Management fees	$5	$5	$5	$5	$20	$6	$6	$7	$19
Incentive income	—	—	—	—	—	—	—	—	—

Total	5	5	5	5	20	6	6	7	19
Segment Expenses
Operating expenses	(10)	(9)	(9)	(10)	(38)	(9)	(8)	(9)	(26)
Profit sharing compensation expenses	—	—	—	—	—	—	—	—	—

Total	(10)	(9)	(9)	(10)	(38)	(9)	(8)	(9)	(26)

Fund Management DE	$(5)	$(4)	$(4)	$(5)	$(18)	$(3)	$(2)	$(2)	$(7)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended				Full Year 2011	Three Months Ended			Nine Months Ended September 30, 2012
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011		March 31, 2012	June 30, 2012	September 30, 2012
GAAP Net Income (Loss)	$(255)	$(246)	$(382)	$(234)	$(1,117)	$(24)	$14	$7	$(3)

Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	152	151	240	142	685	(6)	(9)	(6)	(21)

GAAP Net Income (Loss) Attributable to Class A Shareholders	$(103)	$(95)	$(142)	$(92)	$(432)	$(30)	$5	$1	$(24)

Private Equity incentive income	47	9	7	(19)	44	3	(7)	14	10
Hedge Fund incentive income	53	(3)	(4)	(46)	—	36	26	46	108
Reserve for clawback	—	—	(5)	—	(5)	4	2	—	6
Distributions of earnings from equity method investees	7	1	2	1	11	2	—	2	4
Losses (earnings) from equity method investees	(66)	(17)	62	(13)	(34)	(31)	(21)	(48)	(100)
Losses (gains) on options	1	1	6	(3)	5	(4)	—	6	2
Losses (gains) on other Investments	5	4	9	5	23	(20)	(7)	(4)	(31)
Impairment of investments	—	(1)	(2)	(1)	(4)	—	—	(1)	(1)
Adjust income from the receipt of options	(7)	—	(6)	—	(13)	—	(13)	(9)	(22)
Mark-to-market of contingent consideration in business combination	(1)	(2)	—	—	(3)	—	—	—	—
Amortization of intangible assets and impairment of goodwill	1	—	21	—	22	—	—	—	—
Employee, Principal and director compensation	64	59	58	54	235	58	55	49	162
Principals’ forfeiture agreement expense (expired in 2011)	235	237	280	299	1,051	—	—	—	—
Adjust non-controlling interests related to Fortress Operating Group units	(154)	(153)	(240)	(144)	(691)	4	7	4	15
Tax receivable agreement liability reduction	—	—	—	(3)	(3)	7	—	—	7
Taxes	21	6	(3)	12	36	28	3	4	35

Pre-tax Distributable Earnings	$103	$46	$43	$50	$242	$57	$50	$64	$171

Investment Loss (income)	(12)	3	3	(2)	(8)	(5)	(1)	(4)	(10)
Interest Expense	4	5	5	5	19	4	4	3	11

Fund Management DE	$95	$54	$51	$53	$253	$56	$53	$63	$172

GAAP Revenues	$197	$190	$195	$277	$859	$172	$199	$181	$552

Adjust management fees	—	—	—	(1)	(1)	—	—	—	—
Adjust incentive income	102	6	(1)	(66)	41	43	21	60	124
Adjust income from the receipt of options	(7)	—	(6)	—	(13)	—	(13)	(9)	(22)
Other revenues	(48)	(45)	(43)	(43)	(179)	(45)	(46)	(51)	(142)

Segment Revenues	$244	$151	$145	$167	$707	$170	$161	$181	$512

GAAP Expenses	$498	$442	$501	$514	$1,955	$221	$212	$221	$654

Adjust interest expense	(4)	(5)	(5)	(5)	(19)	(4)	(4)	(3)	(11)
Adjust employee, Principal and director compensation	(64)	(59)	(58)	(54)	(235)	(58)	(55)	(49)	(162)
Adjust Principals’ forfeiture agreement expense (expired in 2011)	(235)	(237)	(280)	(299)	(1,051)	—	—	—	—
Adjust amortization of intangible assets and impairment of goodwill	(1)	—	(21)	—	(22)	—	—	—	—
Adjust expense reimbursements from affiliates	(44)	(44)	(42)	(42)	(172)	(44)	(45)	(49)	(138)
Adjust Principal Performance Payments	—	—	—	—	—	(4)	(3)	(5)	(12)
Other	(1)	—	(1)	—	(2)	(1)	—	(2)	(3)

Segment Expenses	$149	$97	$94	$114	$454	$110	$105	$113	$328

“Distributable earnings” is Fortress’s supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund Management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses” and “Principal Performance Payments.” Fund management DE and its components are used by the Company to analyze and measure the performance of our management business on a stand-alone basis. We define our segment operating margin to be equal to fund management DE divided by segment revenues. We believe that it is useful to provide investors with the opportunity to review our management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	220,641,776	190,006,987	212,297,285	185,373,605

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(2,519,869)	(2,791,277)	(4,068,945)	(5,208,431)
Weighted average fully vested restricted Class A shares	(828,211)	(540,353)	(706,787)	(460,700)

Weighted Average Class A Shares Outstanding	217,293,696	186,675,357	207,521,553	179,704,474

Weighted average restricted Class A shares [23]	828,211	570,293	722,413	506,213
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	2,519,869	2,791,277	4,068,945	5,208,431
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	6,434,147	13,820,478	6,667,917	14,104,896
Weighted average Fortress Operating Group units	299,397,765	305,857,751	301,815,314	304,487,344
Weighted average Fortress Operating Group RPUs [24]	10,333,334	20,666,667	13,652,069	23,202,687

Weighted Average Class A Shares Outstanding (Used for DEPS)	536,807,022	530,381,823	534,448,211	527,214,045

Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	16,426,317	21,556,226	19,212,189	24,233,838

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	553,233,339	551,938,049	553,660,400	551,447,883

“Dividend Paying Shares and Units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. It is useful in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, Dividend Paying Shares and Units should be considered only as a supplement to GAAP basic and diluted shares outstanding. The Company’s calculation of Dividend Paying Shares and Units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[23]	Includes both fully vested and nonvested restricted Class A shares.
[24]	Includes both fully vested and nonvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of September 30, 2012		As of December 31, 2011
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$253,731	$253,731	$333,166	$333,166
Investments	1,199,622	1,199,622	1,079,777	1,079,777
Due from Affilitates	289,889	—	298,689	—
Deferred Tax Asset	379,372	—	400,196	—
Other Assets	102,787	—	108,858	—

Assets	2,225,401	1,453,353	2,220,686	1,412,943

Debt Obligations Payable	$180,528	$180,528	$261,250	$261,250
Accrued Compensation and Benefits	222,719	—	247,024	—
Due to Affiliates	345,009	—	354,158	—
Deferred Incentive Income	245,957	—	238,658	—
Other Liabilities	81,193	—	57,204	—

Liabilities	1,075,406	180,528	1,158,294	261,250

Net	$1,149,995	$1,272,825	$1,062,392	$1,151,693

	GAAP Basic Shares	Dividend Paying Shares and Units	GAAP Basic Shares	Dividend Paying Shares and Units
Class A Shares	219,361	219,361	189,254	189,254
Restricted Class A Shares	828	828	570	570
Fortress Operating Group Units	298,724	298,724	305,858	305,858
Fully Vested Class A Shares – Dividend Paying	—	637	—	692
Nonvested Class A Shares – Dividend Paying	—	6,434	—	13,668
Fortress Operating Group RPUs	—	10,333	—	20,666

Shares Outstanding	518,913	536,317	495,682	530,708

Per Share	$2.22	$2.37	$2.14	$2.17

Fortress believes that Net Cash and Investments is a useful supplemental measure because it provides investors with information regarding Fortress’s net investment assets. Net Cash and Investments excludes certain assets (due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, Net Cash and Investments should be considered only as a supplement to GAAP Book Value as a measure of the Company’s financial position. The Company’s calculation of Net Cash and Investments may be different from the calculation used by other companies and, therefore, comparability may be limited.